Exhibit 3.3
                                  -----------

                                STATE OF FLORIDA

                              DEPARTMENT OF STATE

I certify from the records of this office that AMERICAN FIRE RETARDANT CORP., is a corporation organized under the laws of Nevada, authorized to, transact business in the State of Florida, qualified on April 14, 1999.

The document number of this corporation is F99000001935.

I further certify that said corporation has paid all fees and penalties due this off ice through December 31, 1999, and its status is active.

I further certify that said corporation has not filed a Certificate of Withdrawal.


Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the, Fourteenth day of April, 1999


                                        /s/ Katherine Harris
                                        --------------------
                                        Katherine Harris
                                        Secretary of State

[Seal of the State of Florida]

                                STATE OF FLORIDA

                              DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the application by AMERICAN FIRE RETARDANT CORP., a Nevada corporation, authorized to transact business within the State of Florida on April 14, 1999 as shown by the records of this office.

The document number of this corporation is F99000001935.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the, Fourteenth day of April, 1999


                                        /s/ Katherine Harris
                                        --------------------
                                        Katherine Harris
                                        Secretary of State

[Seal of the State of Florida]

        APPLICATION BY FOREIGN CORPORATION FOR AUTHORIZATION TO TRANSACT
                               BUSINESS IN FLORIDA

IN COMPLIANCE WITH SECTION 607.1503, FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED 1REGISTER A FOREIGN CORPORATION TO TRANSACT BUSINESS IN THE STATE OF FLORIDA.

1. American Fire Retardant Corp. (Name of corporation; must include the word "INCORPORATED", "COMPANY", "CORPORATION" or words or abbreviations of like import in language as will clearly indicate that it is a corporation instead of a natural person or partnership if not so contained in the name at present.)

2. Nevada                                    3. 88-0386245
-------------------------------              ----------------------------------
(State or country under the law              (FEI number, if applicable)
of which it is incorporated)

4. 1/29/98                                   5. Perpetual
-------------------------------              ----------------------------------
(Date of incorporation)                      Duration: Year corp. will cease to
                                             exist or "perpetual")


6. March 25, 1999
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(Date first transacted business in Florida.)
(SEE SECTIONS 607.1501. 607.1502 and 817-155. FS.)


7. 9337 Bond Avenue
   El Cajon, CA 92012
-------------------------
(Current mailing address)


8. Fire Retardant and flame proofing products and services.
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(Purpose(s) of corporation authorized in home state or country to be carried out in state of Florida)

9. Name and street address of Florida reGistered agent: (P.O. Box or Mail Drop Box NOT acceptable).
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   Name:  Paracorp Incorporated
   Office Address: 236 East 6th Avenue
   Tallahassee, Florida, 32303

10. Registered agent's acceptance:
----------------------------------
Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this application, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                         /s/ Denise Zollner
                         ----------------------------------
                         Denise Zollner Assistant Secretary
                          (Registered agent's signature)

11. Attached is a certificate of existence duly authenticated, not more than 90 days prior to delivery of this application to the Department of State, by the Secretary of State or other official having custody of corporate records in the jurisdiction under the law of which it is incorporated.

12. Names and addresses of officers and/or directors:(Street address ONLY - P.O. Box NOT acceptable).

A. DIRECTORS (Street address only - P.O. Box NOT acceptable)

     Chairman:       Stephen F. Owens
     Address:        9337 Bond Avenue
                     El Cajon, CA 92012

     Vice Chairman:  Angela M. Raidl
     Address:        9337 Bond Avenue
                     El Cajon, CA 92012

B. OFFICERS (Street address only - P.O. Box NOT acceptable)

     President:      Stephen F. Owens
     Address:        9337 Bond Avenue
                     El Cajon, CA 92012

     Vice President: Angela M. Raidl
     Address:        9337 Bond Avenue
                     El Cajon, CA 92012

     Secretary:      Angela M. Raidl
     Address:        9337 Bond Avenue
                     El Cajon, CA 92012

     Treasurer:      Angela M. Raidl
     Address:        9337 Bond Avenue
                     El Cajon, CA 92012

NOTE: If necessary, you may attach an addendum to the application listing additional officers and/or directors.

13.  /s/ Stephen F. Owens
     --------------------------
     Stephen F. Owens

     (Signature of Chairman, Vice Chairman, or any officer listed in number 12 of the application)


14.  Stephen F. Owens, President
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     (Typed or printed name and capacity of person signing application)